Exhibit 99.1

Vet Therapeutics, Inc.
Financial Statements
September 30, 2013 and December 31, 2012

INDEPENDENT AUDITORS’ REPORT

To the Stockholders

Vet Therapeutics, Inc.

We have audited the accompanying financial statements of Vet Therapeutics, Inc. (a Delaware Corporation), which comprise the balance sheets as of September 30, 2013 and December 31, 2012, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the nine month period ended September 30, 2013 and the year ended December 31, 2012, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vet Therapeutics, Inc. as of September 30, 2013 and December 31, 2012, and the results of their operations and their cash flows for the nine month period ended September 30, 2013 and year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

San Diego, California

December 19, 2013

VET THERAPEUTICS, INC.

BALANCE SHEETS

(Amounts in thousands, except share and per share data)

	September 30, 2013	December 31, 2012

ASSETS

Current Assets:
Cash	$2,170	$184
Receivables	92	4,000
Inventory	141	—
Prepaid expenses	6	4

Total current assets	2,409	4,188

Property and equipment, net	76	65
Other long-term assets	3	3

Total assets	$2,488	$4,256

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$22	$39
Bank overdraft	—	333
Accrued expenses	804	379
Convertible notes payable – related party	2,300	2,300
Deferred licensing revenue, current portion	1,920	1,920

Total current liabilities	5,046	4,971

Deferred licensing revenue, net of current portion	480	1,920

Commitments and Contingencies (Notes 7, 8 and 10)	—	—

Stockholders’ Deficit:
Common stock; $0.0001 par value; 10,000,000 shares authorized at September 30, 2013 and December 31, 2012, 1,278,000 shares and 1,270,180 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	—	—
Additional paid-in capital	565	565
Retained deficit	(3,603)	(3,200)

Total stockholders’ deficit	(3,038)	(2,635)

Total liabilities and stockholders’ deficit	$2,488	$4,256

Page 3	The accompanying notes are an integral part of these financial statements.

VET THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012

REVENUES
Licensing revenue	$1,440	$160
Product sales	157	—

Total revenues	1,597	160

COSTS OF REVENUES
Cost of product sales	137	—
Royalty expense	70	—

Total cost of revenues	207	—

GROSS PROFIT	1,390	160

OPERATING EXPENSES
Research and development	1,350	993
General and administrative	360	167

Total operating expenses	1,710	1,160

LOSS FROM OPERATIONS	(320)	(1,000)

OTHER INCOME (EXPENSE)
Interest income	4	1
Interest expense	(87)	(115)

Total other expense	(83)	(114)

NET LOSS	$(403)	$(1,114)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.32)	$(0.94)

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED	1,276,654	1,190,341

Page 4	The accompanying notes are an integral part of these financial statements.

VET THERAPEUTICS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Amounts in thousands, except share data)

	Common Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2011	1,070,891	$—	$564	$(2,086)	$(1,522)
Issuance of restricted stock awards	199,289	—	1	—	1
Net loss	—	—	—	(1,114)	(1,114)

Balance at December 31, 2012	1,270,180	—	565	(3,200)	(2,635)
Issuance of restricted stock awards	7,820	—	—	—	—
Net loss	—	—	—	(403)	(403)

Balance at September 30, 2013	1,278,000	$—	$565	$(3,603)	$(3,038)

Page 5	The accompanying notes are an integral part of these financial statements.

VET THERAPEUTICS, INC.

STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(403)	$(1,114)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	11	—
Changes in operating assets and liabilities:
Receivables	3,908	(4,000)
Inventory	(141)	—
Prepaid expenses	(2)	(1)
Accounts payable	(17)	33
Bank overdraft	(333)	333
Accrued expenses	425	197
Deferred licensing revenue	(1,440)	3,840

Net cash provided by (used in) in operating activities	2,008	(712)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(22)	(65)

Net cash used in investing activities	(22)	(65)

Net Increase (Decrease) in Cash	1,986	(777)

CASH – beginning of period	184	961

CASH – end of period	$2,170	$184

Page 6	The accompanying notes are an integral part of these financial statements.

VET THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

1.	NATURE OF THE BUSINESS AND BASIS OF PRESENTATION

Vet Therapeutics, Inc. (the “Company” or “VTI”) was incorporated on August 26, 2008 under the laws of the State of Delaware. The Company is developing and selling antibody-based therapies to treat pet cancer and chronic conditions. VTI is committed to bringing the same modality of products that constitute the standard of care in humans to animal health by applying world-class science to new products for companion animals.

Vet Therapeutics has six programs in development, focused on the following indications:

•	B-cell Lymphoma

•	T-cell Lymphoma

•	Diagnostic to support lymphoma phenotyping

•	Mast Cell Tumor

•	Atopic Dermatitis

•	Feline Lymphoma

The Company’s financial statements have been prepared on the basis of continuity of operations, realization of assets and the satisfaction of liabilities in the ordinary course of business. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

On October 15, 2013 the Company was acquired by Aratana Therapeutics, Inc. (see Note 13).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, the valuation of common stock and stock-based awards and revenue recognition. Estimates are periodically reviewed in light of changes in circumstances, facts and experience. Actual results could differ from those estimates.

Cash

The Company classifies all highly liquid investments with stated maturities of three months or less from the date of purchase as cash equivalents. The company held no cash equivalents as of September 30, 2013 and December 31, 2012.

VET THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements

The carrying values of accounts payable and accrued expenses approximate their fair value due to the short-term nature of these liabilities. There were no financial assets that were subject to fair value measurement on a recurring basis as of September 30, 2013 and December 31, 2012.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is recognized using the straight-line method over the following estimated useful lives:

Laboratory and office equipment	3 –5 years
Computer equipment	3 –5 years
Furniture	3 –7 years

Expenditures for repairs and maintenance of assets are charged to expense as incurred. Costs of major additions and betterments are capitalized and depreciated on a straight-line basis over their useful lives. Upon retirement or sale, the cost and related accumulated depreciation of assets disposed of are removed from the accounts and any resulting gain or loss is included in income (loss) from operations.

VET THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows. To date, the Company has not recorded any impairment losses on long-lived assets.

Revenue Recognition

The Company recognizes revenue when all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the price to the buyer is fixed or determinable; and collectability is reasonably assured (see Note 7).

Research and Development Costs

Research and development costs are expensed as incurred. Included in research and development costs are wages, stock-based compensation and employee benefits, and other operational costs related to the Company’s research and development activities, including facility-related expenses, external costs of outside contractors engaged to conduct both preclinical and clinical studies and allocation of corporate costs.

Patent Costs

All patent-related costs incurred in connection with filing and prosecuting patent applications are recorded as general and administrative expenses as incurred, as recoverability of such expenditures is uncertain.

Accounting for Stock-Based Compensation

The Company’s stock-based compensation program grants awards that may consist of stock options and restricted stock awards. The fair values of stock option grants are determined as of the date of grant using the Black-Scholes option pricing method. This method incorporates the fair value of the Company’s common stock at the date of each

VET THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounting for Stock-Based Compensation (continued)

grant and various assumptions such as the risk-free interest rate, expected volatility based on the historic volatility of publicly-traded peer companies, expected dividend yield, and term of the options. The fair values of restricted stock awards are determined based on the fair value of the Company’s common stock, as determined by management and the board of directors, on the date of grant. The fair values of the stock-based awards, including the effect of estimated forfeitures, are then expensed over the requisite service period, which is generally the awards’ vesting periods. The Company classifies stock-based compensation expense in the statement of operations in the same manner in which the award recipient’s payroll costs are classified.

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or in the Company’s tax returns. Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by estimating the future taxable profits expected and considering prudent and feasible tax planning strategies.

The Company accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

VET THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss Per Share

Basic net loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding for the period. Diluted net loss is computed by adjusting net loss based on the potential impact of dilutive securities, including outstanding stock options. Diluted net loss per share is computed by dividing the diluted net loss by the weighted average number of shares of common stock, including potential dilutive shares of common stock assuming the dilutive effect of potentially dilutive securities. For periods in which the Company has reported net losses, diluted net loss is the same as basic net loss per share, since their impact would be anti-dilutive to the calculation of net loss per share. Diluted net loss per share is the same as basic net loss per share for the nine months ended September 30, 2013 and year ended December 31, 2012.

Recently Issued and Adopted Accounting Pronouncements

Fair Value Measurement – Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRSs: In May 2011, the FASB issued guidance which represents the converged guidance of the FASB and the International Accounting Standards Board (“IASB”) on fair value measurement and disclosures. In particular, the new guidance: (1) requires the disclosure of the level within the fair value hierarchy level for financial instruments that are not measured at fair value but for which the fair value is required to be disclosed; (2) expands level 3 fair value disclosures about valuation process and sensitivity of the fair value measurement to changes in unobservable inputs; (3) permits an exception to measure fair value of a net position for financial assets and financial liabilities managed on a net position basis; and (4) clarifies that the highest and best use measurement is only applicable to nonfinancial assets. This guidance was applied prospectively for interim and annual periods beginning on January 1, 2012. The adoption of this guidance did not have a material effect on the Company’s financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

VET THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

3.	INVENTORY

B cell – lymphoma product consisted of the following as of September 30, 2013:

Raw materials	$9
Work-in-process	47
Finished goods	85

Total inventory	$141

As of December 31, 2012, VTI did not have inventory.

4.	PREPAID EXPENSES

Prepaid expenses consisted of the following:

	September 30, 2013	December 31, 2012

Insurance	$3	$1
Rent	3	3

Total prepaid expenses	$6	$4

5.	PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	September 30, 2013	December 31, 2012

Laboratory equipment	$87	$65

Total property and equipment	87	65
Less: Accumulated depreciation	(11)	—

Total property and equipment, net	$76	$65

VET THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

5.	PROPERTY AND EQUIPMENT, NET (continued)

Depreciation expense was $11 for the nine months ended September 30, 2013, and $0 for the year ended December 31, 2012. During the period ended September 30, 2013 and year ended December 31, 2012, no assets were disposed of or sold.

6.	ACCRUED EXPENSES

Accrued expenses consisted of the following:

	September 30, 2013	December 31, 2012

Payroll and related expenses	$94	$62
Interest	384	297
Research and development costs	19	—
License fee	70	—
Minimum royalty	70	—
Transaction fees	167	—
Other	—	20

	$804	$379

7.	AGREEMENTS

Crucell Holland B.V (“Crucell”)

On May 10, 2010, the Company entered into a three year Research License Agreement with Crucell (the “Crucell Research Agreement”) under which the Company received a research license under the PER.C6® patents and a license to utilize PER.C6® know how to evaluate the use of PER.C6® to manufacture certain recombinant antibodies. Under the terms of the Crucell Research Agreement, the Company paid an upfront license payment in the amount of $10 to Crucell and is obligated to pay an annual maintenance fee in the amount $20. The license maintenance fee is subject to a yearly inflation index adjustment. At the date of the Crucell Research Agreement, this technology had not reached technological feasibility and had no alternative future use. Accordingly, research and development was expensed for all payments made under the Crucell Research Agreement.

VET THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

7.	AGREEMENTS (continued)

Crucell Holland B.V (“Crucell”) (continued)

On April 2, 2013, the Company exercised its option in the Crucell Research Agreement to enter into a Commercial License Agreement with Crucell (the “Crucell Commercial Agreement”), under which the Company received a commercial license to prepare recombinant antibodies. Under the terms of the Crucell Commercial Agreement, the Company is obligated to pay an upfront license payment in the amount of $70 to Crucell and is obligated to pay an annual maintenance fee in the amount of $20 per year until the product has been launched commercially and achieves net sales. The Company may also be required to pay up to $400 in sales milestone payments, based on future sales of certain product. No accrual has been made for the milestone payments as sales milestone levels have not been achieved. The Company may be required to pay single digit royalties on net product sales by the Company allocable to Crucell’s producer cells and/or producer cell know-how, if any. The Company will in the year in which net product sales are achieved will be required to pay Crucell a minimum royalty of $70. Both the annual maintenance fee and minimum royalty are subject to a yearly inflation index adjustment. As of September 30, 2013, the Company accrued $70 of royalties. During the nine months ended September 30, 2013, minimum royalty payments were included in costs of revenues within the statement of operations.

Novartis Animal Health (“NAH”)

On December 6, 2012, the Company entered into an Exclusive Commercial License Agreement with NAH (the “NAH Agreement”), under which the Company granted a commercial license to NAH for VTI-007 (the Company’s B-cell Lymphoma product). The Company received an upfront nonrefundable payment in the amount of $2,000 and another $2,000 for obtaining a Conditional License for VTI-007. The Company is entitled to another $5,000 upon the achievement of various regulatory and development milestones. As of September 30, 2013 these milestones have not been achieved. In addition, the Company will receive tiered royalties based on future net sales of NAH. The $4,000 received is being recognized on a pro-rata basis over the estimated performance period of 25 months.

Deferred licensing revenue consisted of the following:

	September 30, 2013	December 31, 2012

Deferred licensing revenue	$2,400	$3,840
Less: current portion	(1,920)	(1,920)

Deferred licensing revenue net of current portion	$480	$1,920

VET THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

8.	CONVERTIBLE NOTES PAYABLE – RELATED PARTY

During 2009 and 2010, the Company executed agreements to borrow up to $800 (“2009 Financing”), and $1,500 (“2010 Financing”), respectively, from certain of its stockholders through multiple issuances of convertible promissory notes (“2009 Notes”, and “2010 Notes”). Interest on the 2009 Notes and 2010 Notes accrues at 5% per annum.

In April 2009 (“First 2009 Closing”) and December 2009 (“Second 2009 Closing”), the Company borrowed $400 and $200, respectively. In July 2010 (“First 2010 Closing”) and October 2010 (“Second 2010 Closing”), the Company borrowed $200 and $1,500, respectively.

Convertible notes payable consisted of the following as of December 31, 2012 and September 30, 2013:

	Issuance Date	Principal

2009 Notes:
First 2009 Closing	April 7, 2009	$400
Second 2009 Closing	December 11, 2009	200

Sub-total 2009 Notes		600

2010 Notes:
First 2010 Closing	July 24, 2010	200
Second 2010 Closing	October 7, 2010	1,500

Sub-total 2010 Notes		1,700

Total convertible notes payable to stockholders		2,300
Less: Current portion		(2,300)

Convertible notes payable to stockholders, net of current portion		$—

Repayment

The 2009 Notes and the First 2010 Closing originally provided for a stated maturity date of December 30, 2010. In connection with the Company’s Second 2010 Closing, the stated maturity dates of the 2009 Notes and First 2010 Closing Notes were amended to June 30, 2012. The Second 2010 Closing originally provided for a stated maturity date of June 30, 2012.

As of December 31, 2012 and September 30, 2013 both the 2009 Notes and 2010 Notes were in default and were secured by the Company’s intellectual property. No interest or principal had been paid on any of the 2009 or 2010 Notes as of September 30, 2013.

VET THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

8.	CONVERTIBLE NOTES PAYABLE (continued)

In October 2013, in conjunction with the Merger (see Note 13), the convertible notes were converted into newly authorized shares of the Company’s Series A Preferred Stock (the “Conversion Shares”) at the conversion price of $0.6441 per share, for a total of 3,570,874 Conversion Shares. Upon conversion, $2,300 in debt principal was converted into preferred stock, $389 of accrued interest was forgiven and all obligations related to the repayment of principal and accrued interest were deemed satisfied.

9.	STOCK-BASED AWARDS

Stock Options

The following table summarizes stock option activity for the nine months ended September 30, 2013 and year ended December 31, 2012:

	Shares Issuable Under Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)

Outstanding as of December 31, 2011	1,253,986	$0.07	9.75
Granted	—	—
Exercised	—	—
Forfeited/canceled	—	—
Expired	—	—

Outstanding as of December 31, 2012	1,253,986	$0.07	8.75
Granted	—	—
Exercised	—	—
Forfeited/canceled	—	—
Expired	—	—

Outstanding as of September 30, 2013	1,253,986	$0.07	8.00

Options vested and exercisable, as of December 31, 2012	1,253,986	$0.07	8.75

Options vested and exercisable, as of September 30, 2013	1,253,986	$0.07	8.00

VET THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

9.	STOCK-BASED AWARDS (continued)

Stock-Based Compensation

The Company recorded no stock-based compensation expense related to stock options and restricted stock for the period ended September 30, 2013 and the year ended December 31, 2012, as the options were fully vested prior to January 1, 2012.

The Company had no unrecognized stock-based compensation expense for options outstanding as of September 30, 2013 and December 31, 2012.

Subsequent to September 30, 2013, all outstanding stock options were paid out and cancelled in conjunction with the Merger Agreement (see Note 13).

10.	COMMITMENTS AND CONTINGENCIES

Subleases Agreements

The Company incurred rent expense of $27 for the nine months ended September 30, 2013. The Company incurred rent expense of $31 for the year ended December 31, 2012.

Future minimum sublease payments for operating leases as of September 30, 2013 are as follows:

Year ending December 31,
2013	$3
2014 and Thereafter	—

Total	$3

Pursuant to the terms of the sublease agreement, the Company paid $0 and $3 in security deposits for the year ended December 31, 2012 and the period ended September 30, 2013, of which $3 remained on deposit at September 30, 2013.

San Diego Office and Laboratory Space

On April 26, 2011, the Company entered a sublease for office and laboratory space located in San Diego, CA with Advanced Targeting Systems, Inc. The term of the sublease was from May 1, 2011 through April 30, 2012. The monthly payments during this period were $2. The sublease was renewed on May 1, 2012 for a period of twelve months in the amount of $3 per month. The sublease was renewed on May 1, 2013 for a period of six months in the amount of $3 per month.

VET THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

11.	INCOME TAXES

There is no provision for income taxes because the Company has historically incurred operating losses and maintains a full valuation allowance against its net deferred tax assets. The reported amount of income tax expense differs from the amount that would result from applying domestic federal statutory tax rates to pretax losses primarily because of changes in valuation allowance. In all periods presented, all income before income taxes was sourced from the United States.

A reconciliation of the U.S. federal statutory income tax rate to the Company’s effective income tax rate is as follows:

	September 30, 2013	December 31, 2012

Federal statutory income tax rate	34.0%	34.0%
State taxes, net of federal benefit	(0.1)	(0.1)
Permanent Items	(14.1)	0.0
Change in deferred tax asset valuation allowance	(19.8)	(33.9)

Effective income tax rate	0.0%	0.0%

Net deferred tax assets as of September 30, 2013 and December 31, 2012 consisted of the following:

	September 30, 2013	December 31, 2012

Net operating loss carry forwards	$510	$133
Stock compensation	210	210
Deferred revenue	478	765
Other temporary differences	63	47
Depreciation and amortization	19	32

Total gross deferred tax assets	1,280	1,187
Valuation allowance	(1,280)	(1,187)

Net deferred tax assets	$—	$—

VET THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

11.	INCOME TAXES (continued)

As of September 30, 2013, the Company had net operating loss carryforwards for federal and state income tax purposes of $1,286 and $1,251, respectively, which begin to expire in fiscal year 2031. The Company also has available research and development tax credit carryforwards for federal and state income tax purposes of $107 and $56, respectively, which begin to expire in fiscal year 2031 and until utilized, respectively. These deferred tax assets have not been reflected in the deferred tax asset schedule or the corresponding valuation allowance as the Company has not performed a complete research and development tax credit study or an analysis of changes in ownership pursuant to Section 382 of the Internal Revenue Code.

Management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, which are comprised principally of net operating loss carryforwards, stock compensation expense and deferred revenue. Under the applicable accounting standards, management has considered the Company’s history of losses and concluded that it is more likely than not that the Company will not recognize the benefits of federal and state deferred tax assets. Accordingly, a full valuation allowance of $1,187 and $1,280 has been established at December 31, 2012 and September 30, 2013, respectively.

Utilization of the net operating loss and research and development credit carryforwards may be subject to a substantial annual limitation under Section 382 of the Internal Revenue Code of 1986 due to ownership change limitations that have occurred previously or that could occur in the future. These ownership changes may limit the amount of net operating loss and research and development credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively.

The Company accounts for the provisions under the Income Taxes topic of the Accounting Standards Codification which addresses accounting for the uncertainty in income taxes. The evaluation of a tax position in accordance with this topic is a two-step process. The first step involves recognition. The Company determines whether it is more likely than not that a tax position will be sustained upon tax examination, including resolution of any related appeals or litigation, based on only the technical merits of the position.

The technical merits of a tax position derive from both statutory and judicial authority (legislation and statutes, legislative intent, regulations, rulings, and case law) and their applicability to the facts and circumstances of the tax position. If a tax position does not meet the more-likely-than-not recognition threshold, the benefit of that position is not recognized in the financial statements. The second step is measurement. A tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate resolution with a taxing authority.

VET THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

11.	INCOME TAXES (continued)

Uncertain tax positions are evaluated based upon the facts and circumstances that exist at each reporting period. Subsequent changes in judgment based upon new information may lead to changes in recognition, de-recognition, and measurement. Adjustments may result, for example, upon resolution of an issue with the taxing authorities, or expiration of a statute of limitations barring an assessment for an issue. The Company has no unrecognized tax benefits as of September 30, 2013.

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest and penalties on the balance sheet and has not recognized interest and/or penalties in the statement of operations for the nine months ended September 30, 2013.

The Company is subject to taxation in the United States and California. The Company’s tax years from 2010 and 2009 are subject to examination by the United States and California taxing authorities, respectively.

12.	NET LOSS PER SHARE

Basic and diluted net loss per share was calculated as follows:

	September 30, 2013	December 30, 2012

Basic and diluted net loss per share:
Numerator:
Net loss	$(403)	$(1,114)

Net loss	$(403)	$(1,114)

Denominator:
Weighted average shares outstanding – basic and diluted	1,276,654	1,190,341

Net loss per share – basic and diluted	(0.32)	(0.94)

Stock options for the purchase of 1,253,986 shares of common stock were excluded from the computation of diluted net loss per share for the nine months ended September 30, 2013 and for the year ended December 31, 2012, because those options had an anti-dilutive impact due to the net loss incurred for the respective periods.

VET THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

13.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 19, 2013, the date on which the financial statements were available to be issued.

On October 15, 2013, the Company was acquired by Aratana Therapeutics, Inc. (“Aratana”), pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated October 13, 2013, by and among the Company, Aratana, and Jayhawk Acquisition Corporation, a wholly-owned subsidiary of Aratana (“Merger Sub”). In connection with the consummation of the transactions contemplated by the Merger Agreement, Merger Sub merged with and into the Company, and the Company survived as a wholly-owned subsidiary of Aratana (the “Merger”).

Merger Agreement

Under the terms of the Merger Agreement, Aratana paid to the former equity holders and former holders of stock options to acquire shares of the Company’s common stock, aggregate merger consideration, subject to post-closing working capital adjustments, of (i) $30.0 million in cash, (ii) 625,000 shares (the “Merger Shares”) of Aratana’s common stock, and (iii) a promissory note in the principal amount of $3.0 million with a maturity date of December 31, 2014. The promissory note bears interest at a rate of 7% per annum, payable quarterly in arrears, and is subject to prepayment in the event of specified future equity financings by Aratana. Aratana also agreed to pay up to $5.0 million in contingent cash consideration in connection with the achievement of certain regulatory and manufacturing milestones for the Company’s B-cell lymphoma product.

Sublease Agreements

The sublease was renewed on November 1, 2013 for a period of five months in the amount of $3 per month.